Exhibit 99.1

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS RECORD $688 MILLION IN FIRST QUARTER

DEARBORN, Mich., April 21, 2004 — Ford Motor Credit Company reported net income of $688 million in the first quarter of 2004, up $246 million from earnings of $442 million a year earlier. On a pre-tax basis from continuing operations, Ford Credit earned $1.1 billion in the first quarter, compared with $727 million in the previous year. The increase in earnings primarily reflected improved credit loss performance, higher used vehicle prices and the favorable impact of the low interest rate environment.

“We’re making great progress on all our key business drivers, and you can see the results of that in record earnings this quarter,” said Greg Smith, chairman and CEO. “The entire Ford Credit team continues to provide superior service to Ford brands and Ford dealers, and I’m very proud of their efforts and of our results.”

On March 31, 2004, receivables on Ford Credit’s balance sheet totaled $130 billion, compared with $132 billion on December 31. Managed receivables were $179 billion on March 31, compared with $182 billion on December 31. The lower on-balance sheet and managed receivables primarily reflected lower lease and retail placement volumes.

Ford Credit paid a dividend of $900 million during the quarter. On March 31, managed leverage was 12.8 to 1.

Ford Credit is a wholly-owned subsidiary of Ford Motor Company. Now in its 45th year, Ford Credit provides vehicle financing in 36 countries to nearly 11 million customers and more than 12,500 automotive dealers. More information can be found at www.fordcredit.com and at Ford Credit’s investor center, www.fordcredit.com/investorcenter/.

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended March 31, 2004 and 2003
(in millions)

	First Quarter
	2004	2003
	(Unaudited)
Financing revenue
Operating leases	$1,490	$2,004
Retail	1,175	1,115
Interest supplements and other support costs earned from affiliated companies	825	906
Wholesale	239	196
Other	49	89

Total financing revenue	3,778	4,310
Depreciation on operating leases	(1,307)	(2,128)
Interest expense	(1,329)	(1,519)

Net financing margin	1,142	663
Other revenue
Investment and other income related to sales of receivables	549	891
Insurance premiums earned, net	60	64
Other income	225	257

Total financing margin and revenue	1,976	1,875
Expenses
Operating expenses	551	584
Provision for credit losses	301	521
Insurance expenses	37	43

Total expenses	889	1,148

Income from continuing operations before income taxes	1,087	727
Provision for income taxes	398	284

Income from continuing operations before minority interests	689	443
Minority interests in net income of subsidiaries	—	1

Income from continuing operations	689	442
Loss from discontinued/held-for-sale operations	(1)	—

Net income	$688	$442

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	March 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,488	$15,688
Investments in securities	574	611
Finance receivables, net	108,109	108,912
Net investment in operating leases	22,008	23,164
Retained interest in securitized assets	13,369	13,017
Notes and accounts receivable from affiliated companies	1,871	1,653
Derivative financial instruments	7,588	9,866
Assets of discontinued and held-for-sale operations	377	388
Other assets	4,899	5,530

Total assets	$171,283	$178,829

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Trade, customer deposits, and dealer reserves	$1,537	$1,535
Affiliated companies	1,548	1,258

Total accounts payable	3,085	2,793
Debt	142,441	149,652
Deferred income taxes, net	6,760	6,334
Derivative financial instruments	962	987
Liabilities of discontinued and held-for-sale operations	36	37
Other liabilities and deferred income	5,706	6,533

Total liabilities	158,990	166,336
Minority interests in net assets of subsidiaries	11	19
Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	440	420
Retained earnings	6,700	6,912

Total stockholder’s equity	12,282	12,474

Total liabilities and stockholder’s equity	$171,283	$178,829

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	First Quarter
	2004	2003
Financing Shares
United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	38%	35%
Wholesale	80	82
Europe
Financing share — Ford
Retail installment and lease	28%	30%
Wholesale	96	98
Contract Volume — New and used retail/lease (in thousands)
North America Segment
United States	428	472
Canada	36	42

Total North America Segment	464	514
International Segment
Europe	213	221
Other international	74	79

Total International Segment	287	300

Total financing volume	751	814

Borrowing Cost Rate	3.7%	4.5%
Credit Losses (in millions)
On-Balance sheet
Retail installment & lease	$333	$493
Wholesale	3	1
Other	(1)	(1)

Total on-balance sheet credit losses	$335	$493

Total Loss-to-receivables Ratios (LTR)	1.11%*	1.61%
Managed**
Retail installment & lease	$491	$686
Wholesale	3	1
Other	(1)	(1)

Total managed credit losses	$493	$686

Total Loss-to-receivables Ratios (LTR)	1.10%	1.42%

* Includes credit losses on reacquired receivables
Total excluding credit losses on reacquired receivables	1.03%	1.61%
** See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Credit’s balance sheet and receivables Ford Credit sold in off-balance sheet securitizations and continues to service.

•	Managed credit losses: credit losses associated with receivables reported on Ford Credit’s balance sheet plus credit losses associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: retail installment receivables reported on Ford Credit’s balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit’s creditors. Debt reported on Ford Credit’s balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation

	March 31,	December 31,
	2004	2003
	(in billions)

Total debt	$142.4	$149.7
Securitized off-balance sheet receivables outstanding	48.4	49.4
Retained interest in securitized off-balance sheet receivables	(13.4)	(13.0)
Adjustments for cash and cash equivalents	(12.5)	(15.7)
Adjustments for SFAS No. 133	(5.2)	(4.7)

Total adjusted debt	$159.7	$165.7

Total stockholder’s equity (including minority interest)	$12.3	$12.5
Adjustments for SFAS No. 133	0.2	0.2

Total adjusted equity	$12.5	$12.7

Managed leverage (to 1) = adjusted debt / adjusted equity	12.8	13.0
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	11.6	12.0

Net Finance Receivables and Operating Leases

	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
		(in billions)
March 31, 2004
Retail installment	$77.4	$26.4	$103.8
Wholesale	22.4	22.0	44.4
Other finance receivables	8.3	0.0	8.3
Net investment in operating leases	22.0	0.0	22.0

Total net finance receivables and operating leases	$130.1	$48.4	$178.5

December 31, 2003
Retail installment	$77.8	$29.1	$106.9
Wholesale	22.5	20.3	42.8
Other finance receivables	8.6	0.0	8.6
Net investment in operating leases	23.2	0.0	23.2

Total net finance receivables and operating leases	$132.1	$49.4	$181.5